UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2013

Tower Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50990	13-3894120
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

120 Broadway, 31st Floor

New York, NY 10271

(Address of principal executive offices)

(212) 655-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 REGULATION FD DISCLOSURE

The Compensation Committee of the Board of Directors of Tower Group, Inc. (“Tower”) approved on January 10, 2013, subject to the approval of Tower’s stockholders at Tower’s May 2013 annual meeting of stockholders, the structure of a new long term incentive plan for Tower. A copy of the summary of the structure of the new long term incentive plan and of certain other executive compensation and corporate governance practices and policies currently in effect at Tower, which Tower intends to use in discussions with stockholders, is furnished as Exhibit 99.1 to this report.

The information under this Item 7.01 and the Summary attached to this Form 8-K as Exhibit 99.1 shall be deemed to be “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Number	Description

99.1	Summary of the structure of Tower’s new long term incentive plan and of certain other executive compensation and corporate governance practices and policies currently in effect at Tower.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tower Group, Inc.
Registrant
Date: February 8, 2013	/s/ Elliot S. Orol
Senior Vice President, General Counsel and Secretary